Exhibit 1.1

US LBM Holdings, Inc.

Class A Common Stock, Par Value $0.01 Per Share

Form of

Underwriting Agreement

[•], 2018

Barclays Capital Inc.
RBC Capital Markets, LLC
Credit Suisse Securities (USA) LLC
                                                As representatives of the several Underwriters
                                                named in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue
New York, New York 10019

c/o RBC Capital Markets, LLC
200 Vesey Street, 8th Floor

New York, New York 10281

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

US LBM Holdings, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of the Company (the “Firm Shares”) and, at the election of the Underwriters, up to [•] additional shares of the Class A Common Stock (the “Optional Shares”). The Firm Shares and the Optional Shares are herein collectively called the “Shares.”

RBC Capital Markets, LLC (the “Directed Share Underwriter”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement, up to [•] Shares, for sale to the Company’s directors, officers, and certain employees and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus (as hereinafter defined) under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by the Directed Share Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by [•] [A/P].M., New York City time on the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

On the date hereof, the Company is a holding company which currently holds no material assets and does not engage in any operations. The business of the Company is conducted through LBM Midco, LLC, a Delaware limited liability company (the “LLC”), and its subsidiaries. In connection with the offering contemplated by this Agreement, the Company will become the sole managing member of, and will, following the consummation of the offering contemplated by this Agreement, directly own a [•]% membership interest in, the LLC. As the sole managing member of the LLC, the Company will operate and control all of the business and affairs of the LLC and, through the LLC and its subsidiaries, conduct its business. The Company and the LLC are collectively referred to herein as the “US LBM Parties.”

The shares of the Class A Common Stock to be outstanding after giving effect to the sales contemplated hereby, together with the shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”), are hereinafter referred to as the “Common Stock.”

The Company intends to use the proceeds from the sale of the Shares hereunder as set forth in the Pricing Prospectus (as defined below) under the heading “Use of Proceeds,” herein called the “Use of Proceeds.”

Any reference in this Agreement, to the extent the context requires, to the “Reorganization Transactions” shall have the meaning ascribed to the term “Reorganization Transactions” in the Pricing Disclosure Package (as defined below). In connection with the offering contemplated by this Agreement and the Reorganization Transactions, the Company will enter into (i) separate tax receivable agreements (collectively, the “Tax Receivable Agreements”) with certain existing holders of membership interests of the LLC and (ii) an exchange agreement with LBM Acquisition, LLC (the “Exchange Agreement”).

This Agreement, the Tax Receivable Agreements and the Exchange Agreement are collectively referred to herein as the “Transaction Documents.”

1.                                      Each of the Company and the LLC, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                 A registration statement on Form S-1 (File No. 333-217816) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, and any issuer free writing prospectus if any, filed pursuant to Section 6(a) hereof, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of any US LBM Party, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)                                 No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus dated on or after [•], 2018, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c)                                  For the purposes of this Agreement, the “Applicable Time” is [•] [A.M./P.M.], Eastern time, on the date of this Agreement. The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, and other information listed on Schedule II(a) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in the Pricing Prospectus or an Issuer Free Writing Prospectus in

reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)                                 The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact (in the case of the Prospectus, in the light of the circumstances under which they were made) required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(e)                                  None of the Company, the LLC or any of their subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference that is material to the business of the Company and its subsidiaries, taken as a whole, or the LLC and its subsidiaries, taken as a whole, as applicable, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company, the LLC or any of their subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or the LLC and its subsidiaries, taken as a whole, as applicable, otherwise than as set forth or contemplated in the Pricing Disclosure Package;

(f)                                   Each of the US LBM Parties and their subsidiaries collectively have (A) good title to all real property and all personal property described in the Pricing Prospectus as owned by it, free and clear of all liens, charges, encumbrances and like restrictions except (1) to the extent the failure to have such title or the existence of such liens, charges, encumbrances and like restrictions would not, individually and in the aggregate, reasonably be expected to have a material adverse effect on the properties, results of operations, financial condition, business affairs or prospects of such US LBM Party and its subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”) and (2) for the liens, charges, encumbrances or restrictions disclosed in the Pricing Disclosure Package and the Prospectus, and (B) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all foreign, federal, state and local authorities, all self-regulatory authorities and all courts of competent jurisdiction to which any US LBM Party or any of its subsidiaries is subject (each, an “Authorization”) necessary to engage in the business conducted by any of them in the manner described in the Pricing Disclosure Package and the Prospectus except where such failure to have such licenses, certificates, permits, authorizations, approvals, franchises and other rights or to make such declarations and filings would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. All such

Authorizations are valid and in full force and effect and each of the US LBM Parties and their subsidiaries collectively are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto except where such failure to maintain such Authorizations in full force and effect or such failure to comply would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. All material leases to which any US LBM Party or any of its subsidiaries is a party are valid and binding obligations of such US LBM Party or subsidiary, as applicable, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefore may be brought, and no default by, the Company, the LLC or any of their subsidiaries, as the case may be, has occurred and is continuing thereunder and, to the knowledge of any US LBM Party, no material defaults by the landlord are existing under any such lease, except in each case those defaults that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect;

(g)                                  Each of the US LBM Parties and the subsidiaries listed on Schedule III hereto (collectively, the “Significant Subsidiaries”) has been duly incorporated or formed, and each of the US LBM Parties and their subsidiaries is validly existing as a corporation or other entity in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation or other entity for the transaction of business and is in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be in good standing or to be so qualified would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect;

(h)                                 Following the Reorganization Transactions described in the Pricing Disclosure Package and the Prospectus, each of the US LBM Parties has an authorized capitalization as set forth in the Pricing Disclosure Package, and all of the issued shares of common stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by any of the US LBM Parties, have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the applicable US LBM Party, free and clear of all liens, encumbrances, equities or claims (except for such liens, encumbrances, equities or claims disclosed in the Pricing Disclosure Package and the Prospectus);

(i)                                     The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and will conform to the description of the Class A Common Stock contained in the Pricing Disclosure Package and the Prospectus; the shares of Class B Common Stock to be issued by the Company pursuant to the Reorganization Transactions have been duly authorized and, when issued and delivered as described under “[•]” in the Pricing Prospectus and the Prospectus, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the shares of the Class B Common Stock is not subject to any preemptive or similar rights. The LLC Interests outstanding as of the Time of Delivery (as described below) have been duly authorized and, when issued and delivered as described under “[•]” in the Pricing Prospectus and the Prospectus, will be validly issued, fully paid and non-assessable, and to the extent owned by the Company, will be owned free and clear of any liens, encumbrances or claims;

(j)                                    Each of the Transaction Documents has been duly authorized, executed and delivered by each of the US LBM Parties;

(k)                                 As of the date hereof, no US LBM Party has any outstanding stock options or other awards granted pursuant an equity incentive or other equity compensation plan of such US LBM Party or any of its subsidiaries;

(l)                                     The issue and sale of the Shares by the Company and the execution and delivery of and the compliance by each of the US LBM Parties with their obligations under this Agreement and the consummation of the transactions herein contemplated, including, without limitation, the Use of Proceeds, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any US LBM Party or any of its subsidiaries is a party or by which any US LBM Party or any of its subsidiaries is bound or to which any of the property or assets of any US LBM Party or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect; nor will such action result in any violation of (A)  the provisions of the Certificate of Incorporation or By-laws (or equivalent organizational documents) of (i) each of the US LBM Parties or (ii) any Significant Subsidiary or (B)  any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any US LBM Party or any of its subsidiaries or any of their properties, except, in the case of clause (B), for such violations that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares by the Company or the consummation by each of the US LBM Parties of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required by the Financial Industry Regulatory Authority (“FINRA”) or under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(m)                             The execution and delivery by each of the US LBM Parties of the Transaction Documents to which it is a party and the consummation by it of the Reorganization Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any US LBM Party or any of its subsidiaries is a party or by which any US LBM Party or any of its subsidiaries is bound or to which any of the property or assets of any US LBM Party or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect; nor will such action result in any violation of (A) the provisions of the Certificate of Incorporation or By-laws (or equivalent organizational documents) of (i) each of the US LBM Parties or (ii) any Significant Subsidiary or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any US LBM Party or any of its subsidiaries or any of their properties, except, in the case of clause (B), for such violations, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation of the Reorganization Transactions, except for those that have been obtained or such consents, approvals, authorizations, orders, registrations or qualifications the failure to obtain which would not reasonably be expected to have a Material Adverse Effect;

(n)                                 There are no contracts, agreements or understandings between any US LBM Party and any person granting such person the right to require any US LBM Party to file a registration statement under the Act with respect to any securities of any US LBM Party owned or to be owned by such person and to require any US LBM Party to include such securities with the Shares registered pursuant to the Registration Statement or to have such securities otherwise registered by any US LBM Party under the Act, except as described in the Registration Statement and the Pricing Prospectus;

(o)                                 Each of the US LBM Parties and the Significant Subsidiaries are not (1) in violation of its Certificate of Incorporation or By-laws (or equivalent organizational documents), or (2) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except, in the case of clause (2) above, that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect;

(p)                                 The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Tax Consequences for Non-U.S. Holders” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(q)                                 Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.

(r)                                    Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which any US LBM Party or any of its subsidiaries is a party or of which any property of any US LBM Party or any of its subsidiaries is the subject which, if determined adversely to any US LBM Party or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to any US LBM Party’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(s)                                   The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as set forth in the Pricing Disclosure Package, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t)                                    The Company is not, and at the time of filing the Initial Registration Statement was not, an “ineligible issuer,” as defined under Rule 405 under the Act;

(u)                                 Deloitte & Touche LLP, which has certified certain financial statements of the Company and the LLC, is an independent registered public accounting firm with respect to the Company and the LLC, as applicable, as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”);

(v)                                 The Company, the LLC and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act, and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Disclosure Package and the Prospectus, each of the US LBM Parties is not aware of any material weaknesses in its internal control over financial reporting;

(w)                               Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s or the LLC’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or the LLC’s internal control over financial reporting;

(x)                                 Each of the US LBM Parties and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to any US LBM Party or any of their subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the Pricing Disclosure Package and the Prospectus, such disclosure controls and procedures are effective;

(y)                                 A registration statement with respect to the Class A Common Stock has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the applicable requirements of the Exchange Act;

(z)                                  The financial statements included in the Pricing Prospectus and Prospectus present fairly in all material respects the financial position of the entities indicated as of the dates indicated, and the results of their operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis. The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Pricing Disclosure Package and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein or are set forth in the Pricing Disclosure Package and the Prospectus;

(aa)                          Except as disclosed in the Pricing Prospectus and the Prospectus, neither any US LBM Party nor any of its subsidiaries has violated, is in violation of or, to the knowledge of any US LBM Party, is in alleged violation of, any applicable foreign, federal, state or local law or regulation relating to the protection of the environment or relating to Hazardous Materials (as defined below) and exposure thereto (collectively, “Environmental Laws”), or any Authorization required under Environmental Laws, which violations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(bb)                          There is no liability or, to the knowledge of any US LBM Party, anticipated liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of any US LBM Party or any of its subsidiaries arising out of, based on or resulting from the presence or release into the environment of any Hazardous Material (as defined below) at any location, whether or not currently or formerly owned or operated by any US LBM Party or such subsidiary, as the case may be, other than, in each case, as disclosed in the Pricing Prospectus or those that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (1) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (2) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (3) any petroleum or petroleum by-product, (4) any polychlorinated biphenyl and (5) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated as such under any Environmental Law;

(cc)                            There is no strike, labor dispute, slowdown or work stoppage pending against any US LBM Party or any of their subsidiaries nor, to the knowledge of any US LBM Party, threatened against any of them, in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither US LBM Party nor any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations thereunder, except, in each case, for those violations that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect;

(dd)                          Each of the US LBM Parties and its subsidiaries own, possess, license or have the right to use all material patents, patent rights, rights to inventions, copyrights, know-how (including trade secrets), trademarks, service marks, trade names and domain names (collectively, the “Intellectual Property”) presently employed by them in connection with the businesses now operated by them, free and clear of any liens or encumbrances (except for such liens or encumbrances in connection with the Credit Documents as disclosed in the Pricing Disclosure Package and the Prospectus). To the knowledge of any US LBM Party, the present employment of the Intellectual Property by any US LBM Party and its subsidiaries does not infringe or otherwise violate any rights of any third party in respect of the Intellectual Property and no third party is infringing or misappropriating any Intellectual Property of any US LBM Party or any of its subsidiaries, in each case, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The US LBM Parties and their subsidiaries have not received any unresolved notice of material infringement of or material conflict with rights of others with respect to any of the Intellectual Property;

(ee)                            The US LBM Parties and their subsidiaries (considered as a whole) maintain insurance (including self-insurance, if any) in such amounts and covering such risks as, in the Company’s reasonable determination, is adequate for the conduct of their business and value of their properties, except where the failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither any US LBM Party nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ff)                              All tax returns material to the Company and its subsidiaries, taken as a whole, or the LLC and its subsidiaries, taken as a whole, and required to be filed by any US LBM Party or any of its subsidiaries in all jurisdictions have been so filed (or an extension has been requested) and are accurate in all material respects. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been established or those currently payable without penalty or interest or where the failure to pay would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no material proposed additional tax assessments against any US LBM Party or any of its subsidiaries, or the assets or property of any US LBM Party or any of its subsidiaries, except those tax assessments for which adequate reserves have been established or where the failure to pay such assessments would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect; nor, to the knowledge of any US LBM Party, are there any tax audits or investigations pending against any US LBM Party or any of its subsidiaries which, if determined adversely to any US LBM Party or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(gg)                            Neither any US LBM Party nor any of their subsidiaries, nor, to the knowledge of any US LBM Party, any other person associated with or acting on behalf of any US LBM Party or any of its subsidiaries, including, without limitation, any director, officer, agent, employee or affiliate of any US LBM Party or any of its subsidiaries, has, in the course of its actions for or on behalf of any US LBM Party or any of its subsidiaries: (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to foreign or domestic government officials or employees from corporate funds; (C) made any bribe, rebate, payoff, influence payment, kickback or otherwise unlawfully provided anything of value, to any “foreign official” in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”). Each of the US LBM Parties and its subsidiaries has instituted and maintains policies and procedures designed to ensure, and which are reasonable expected to ensure, continued compliance therewith;

(hh)                          The operations of the US LBM Parties and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the US LBM Parties and their subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any US LBM Party or any of its subsidiaries with respect to any Money Laundering Law is pending or, to the knowledge of any US LBM Party, threatened;

(ii)                                  None of the US LBM Parties, any of their subsidiaries or, to the knowledge of any US LBM Party, any director, officer, agent, affiliate or employee of any US LBM Party or any of its subsidiaries is: (A) currently subject to or the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea); and each of the US LBM Parties will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that, to the Company’s knowledge, will result in a violation of Sanctions. Each of the US LBM Parties and its subsidiaries has not knowingly engaged in for the past five years, is not now knowingly engaged in and will not engage in any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions. The US LBM Parties and their subsidiaries currently have no operations in the United Kingdom or the European Union;

(jj)                                The statistical, industry and market-related data included in the Pricing Prospectus and Prospectus are based on or derived from management estimates and third-party sources, and the US LBM Parties believe such estimates and sources are reasonable, reliable and accurate in all material respects;

(kk)                          Except as disclosed in or contemplated by the Pricing Prospectus and the Prospectus, there are no outstanding (A) options or warrants to purchase, (B) preemptive rights or other rights to subscribe for or purchase, (C) securities or obligations convertible into or exchangeable for, or (D) contracts or commitments to issue or sell, in each case, any shares of capital stock or other equity interest of the Company, the LLC or any of their subsidiaries or any options, warrants, rights or other obligations to subscribe for or purchase such shares; and

(ll)                                  None of the Directed Shares to be distributed in connection with the Directed Share Program have been requested by the Company to be offered or sold outside of the United

States. The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

2.                                      Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•] the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                      Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                                      (a)  The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 A.M., Eastern time, on [•], 2017 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 A.M., Eastern time, on the date specified by the Representatives in the written notice given by the Representatives to the Company of the Underwriters’ election to purchase such Optional

Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(m) hereof, will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036 (the “Closing Location”), and the Shares will be delivered electronically via the facilities of the DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 P.M., Eastern time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by-law or executive order to close.

5.                                      The Company hereby confirms its engagement of Barclays Capital Inc. (“Barclays”) as, and Barclays hereby confirms its agreement with the Company to render services as, the “qualified independent underwriter” within the meaning of Rule 5121(f)(12) of FINRA with respect to the offering and sale of the Shares. Barclays, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “Independent Underwriter.”

6.                                      Each of the Company and the LLC, jointly and severally, agree with each of the Underwriters:

(a)                                 To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery without your consent, which shall not be unreasonably withheld; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary

Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b)                                 Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith any US LBM Party shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction where it is not so subject on the date hereof;

(c)                                  Prior to 12:00 P.M., Eastern time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if any US LBM Party has knowledge that the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many physical and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many physical and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                                 To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system or any successor system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                                  For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person during the Lock-up Period of) any shares of the Class A Common Stock (including shares of the Class A Common Stock issuable upon exchange of limited liability company interests in the LLC (the “LLC Interests”)), the Class B Common Stock of the Company or securities convertible into or exercisable or exchangeable for the Common Stock (including, without limitation, shares of the Common Stock or other securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of the Common Stock that may be issued upon exercise of any options or warrants) (other than (i) the Shares to be offered and sold hereunder, (ii) issuances pursuant to the Company’s and its subsidiaries’ employee stock option or other benefit plans existing on the date of this Agreement or (iii) issuances pursuant to director compensation plans, in each case as disclosed in the Pricing Disclosure Package and the Prospectus), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of the Common Stock, LLC Interests or other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of the Common Stock, LLC Interests or other securities, in cash or otherwise, (C) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of the Common Stock, LLC Interests or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (D) publicly disclose during the Lock-Up Period the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, on behalf of the Underwriters;

(f)                                   To file all documents required to be filed with the Commission pursuant to the Exchange Act during the period when a prospectus relating to the Shares is required to be delivered under the Securities Act;

(g)                                  To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds”;

(h)                                 To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(i)                                     To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j)                                    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to the Commission’s Informal and Other Procedures (17 C.F.R. § 202.3a);

(k)                                 Upon the request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of each of the US LBM Parties’ trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the

License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall have a term no longer than the term of the applicable prospectus delivery period for the Shares.

(l)                                     To comply with all applicable securities laws in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

7.                                      (a)  Each of the US LBM Parties represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the US LBM Parties and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the US LBM Parties and the Representatives is listed on Schedule II(a) or Schedule II(b) hereto;

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any “road show” (as defined in Rule 433 under the Act) in connection with the offering of the Shares; and

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if reasonably requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives, expressly for use therein.

8.                                      Each of the Company and the LLC, jointly and severally, covenants and agrees with the several Underwriters that such US LBM Party will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the US LBM Parties’ counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) all reasonable fees and expenses of the Independent Underwriter (as defined in Section 5 hereof), in such capacity as specified herein; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates (if applicable); (viii) the cost and charges of any transfer agent or registrar; (ix) all of the reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (x) all other costs and expenses incident to the performance of any US LBM Party’s obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that (A) the fees and expenses of counsel for the Underwriters pursuant to clauses (vi) and (ix) hereof shall not exceed $75,000 in the aggregate and (B) the costs associated with the chartering of an aircraft used by the US LBM Parties and the Underwriters to attend meetings with prospective purchasers of the Shares will be paid 50% by the US LBM Parties and 50% by the Underwriters. It is understood, however, that the US LBM Parties shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

9.                                      The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the US LBM Parties herein are, at and as of such Time of Delivery, true and correct (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), the condition that the US LBM Parties shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                 Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, shall have furnished to you their written opinion and letter of negative assurance, in each case dated such Time of Delivery and in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Debevoise & Plimpton LLP, counsel for the US LBM Parties, shall have furnished to you their written opinion and letter of negative assurance, in each case dated such Time of Delivery and in form and substance satisfactory to you;

(d)                                 Richards, Layton & Finger, P.A., Delaware counsel for the US LBM Parties, shall have furnished to you their written opinion, dated such Time of Delivery and in form and substance satisfactory to you;

(e)                                  On the date of the Prospectus substantially concurrently with the execution of this Agreement, and at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you and in accordance with professional auditing standards;

(f)                                   On the date of the Prospectus at a time prior to the execution of this Agreement, and at each Time of Delivery, Baker Tilly Virchow Krause, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you and in accordance with professional auditing standards;

(g)                                  (i) None of the Company, the LLC or any of their subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company, the LLC or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the business affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or the LLC and its subsidiaries, taken as a whole, as applicable, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)                                 On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any US LBM Party’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the US LBM Parties’ debt securities;

(i)                                     On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)                                    The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(k)                                 Each of the US LBM Parties shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, officer and stockholder of the Company named in Schedule IV hereto, substantially to the effect set forth in Section 6(e) hereof;

(l)                                     Each of the US LBM Parties shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses to the Underwriters on or before the second New York Business Day next succeeding the date of this Agreement; and

(m)                             The US LBM Parties shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of each of the US LBM Parties, satisfactory to you as to the accuracy of the representations and warranties of the US LBM Parties herein at and as of such Time of Delivery, as to the performance by the US LBM Parties of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and each US LBM Party shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section.

10.                               (a)  The Company and the LLC, jointly and severally, will indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” (in the case of either an Issuer Free Writing Prospectus, such “issuer information,” taken together with the Pricing Prospectus), filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or

any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the US LBM Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in (b) below.

(b)                                 Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the LLC against any losses, claims, damages or liabilities to which the Company and the LLC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the US LBM Parties for any legal or other expenses reasonably incurred by the US LBM Parties in connection with investigating or defending any such action or claim as such expenses are incurred, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting,” and the information contained in the ninth, eleventh, thirteenth, fifteenth and sixteenth paragraphs under the caption “Underwriting.”

(c)                                  The Company also agrees to indemnify and hold harmless Barclays and each person, if any, who controls Barclays within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Barclays’ participation as Independent Underwriter in connection with the offering of the Shares, except for any losses, claims, damages, liabilities, and judgments resulting from Barclays’, or such controlling person’s, willful misconduct or gross negligence.

(d)                                 The Company also agrees to indemnify and hold harmless the Directed Share Underwriter, its affiliates, directors and officers and each person, if any, who controls the

Directed Share Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Directed Share Underwriter Entity”) from and against any and all losses, claims, damages and liabilities (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Directed Share Underwriter Entities.

(e)                                  Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. To the extent that an Indemnifying Party does not assume the defense of any such action, it is understood that the indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding); provided, that the fees and expenses of such local counsel shall be reasonably incurred and documented. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f)                                   If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the US LBM Parties on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the US LBM Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the US LBM Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the US LBM Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g)                                  The obligations of the US LBM Parties under this Section 10 shall be in addition to any liability which the US LBM Parties may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company and the LLC within the meaning of the Act.

11.                               (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the US LBM Parties shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the US LBM Parties that you have so arranged for the purchase of such Shares, or the US LBM Parties notify you that it has so arranged for the purchase of such Shares, you or the US LBM Parties shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the US LBM Parties as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the US LBM Parties shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the US LBM Parties as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the US LBM Parties shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the US LBM Parties to issue and sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the US LBM Parties, except for the expenses to be borne by the US LBM Parties and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.                               The respective indemnities, agreements, representations, warranties and other statements of the US LBM Parties and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the US LBM Parties, or any officer or director or controlling person of any US LBM Party, and shall survive delivery of and payment for the Shares.

13.                               If this Agreement shall be terminated pursuant to Section 11 hereof, the US LBM Parties shall not then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the US LBM Parties as provided herein, the US LBM Parties will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the US LBM Parties shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 8 and 10 hereof.

14.                               In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Barclays Capital Inc. on behalf of you as the representatives;

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Barclays Capital, Inc., 745 7th Avenue, New York, New York 10019, Attention: [•]; if to RBC Capital Markets, LLC shall be delivered or sent by mail, telex or facsimile transmission to RBC Capital Markets, LLC, 200 Vesey Street, New York, New York 10281, Attention: [•];  if to Credit Suisse Securities (USA) LLC shall be delivered or sent by mail, telex or facsimile transmission to Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: [•]; and if to the Company or the LLC shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 10(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request; provided, however, that notices under subsection 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at (i) Barclays Capital Inc., 745 7th Avenue, New York, New York 10019, Attention: [•]; (ii) RBC Capital Markets, LLC, 200 Vesey Street, New York, New York 10281, Attention: [•]; and (iii) Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: [•]. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. In accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the US LBM Parties, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

15.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the US LBM Parties and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of each of the US LBM Parties and each person who controls any US LBM Party or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.                               Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.                               Each of the US LBM Parties acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company on the one hand and the several Underwriters on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the US LBM Parties (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the US LBM Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the US LBM Parties on other matters) or any other obligation to the US LBM Parties except the obligations expressly set forth in this Agreement and (iv) the US LBM Parties have consulted their own legal and financial advisors to the extent they deemed appropriate. The US LBM Parties agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the US LBM Parties, in connection with such transaction or the process leading thereto.

18.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the US LBM Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

19.                               THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. Each of the US LBM Parties agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each of the US LBM Parties agrees to submit to the jurisdiction of, and to venue in, such courts.

20.                               Each of the US LBM Parties and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22.                               Notwithstanding anything herein to the contrary, the US LBM Parties are authorized to disclose to any persons the U.S. Federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the US LBM Parties relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and each of the US LBM Parties. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the US LBM Parties for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Remainder of this page intentionally left blank]

Very truly yours,

US LBM HOLDINGS, INC.

By:
	Name:	[•]
	Title:	[•]

LBM MIDCO, LLC

By:
	Name:	[•]
	Title:	[•]

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof:

For themselves and as representatives of the Underwriters named in Schedule I hereto

Barclays Capital Inc.

By:
Authorized Representative

RBC Capital Markets, LLC

By:
Authorized Representative

Credit Suisse Securities (USA) LLC

By:
Authorized Representative

[Signature Page to the Underwriting Agreement]

Schedule I

Underwriter	Total Number of Firm Shares to Be Purchased	Number of Optional Shares to Be Purchased If Option Exercised in Full

Barclays Capital Inc.
RBC Capital Markets, LLC
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
SunTrust Robinson Humphrey, Inc.

Total

Schedule II(a)

Information and Issuer Free Writing Prospectuses included in the Pricing Disclosure Package:

Number of Firm Shares: [•]

Number of Optional Shares: [•]

Public offering price per share: $[•]

[The Issuer Free Writing Prospectus filed with the Commission on [•]]

Schedule II(b)

Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package:

1.                                      Electronic road show presentation made available on RetailRoadshow.com

2.                                      Electronic road show presentation made available on NetRoadshow.com

Schedule III

Significant Subsidiaries

LBM Borrower, LLC

US LBM Holdings, LLC

Schedule IV

List of Persons Delivering Lock-Up Agreements

LBM Acquisition, LLC

KIA IX (Hammer DE), L.P.

Kelso Hammer Co-Investment (DE), L.P.

Blackeagle Partners Fund, L.P.

LBM Management Holdings, LLC

Build LLC

FW RMB Nansemond Investors LLC

L.T. Gibson

Patrick McGuiness

Jeff Umosella

Michelle Pollock

Frank K. Bynum, Jr.

Stanley de J. Osborne

Matthew S. Edgerton

Claude A. Swanson Hornsby III

Michael T. Kestner

Michael Madden

Jason Runco